DIRTT Reports First Quarter 2024 Financial Results

CALGARY, Alberta, May 8, 2024 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”, “we”, “our”, “us” or “ours”) (TSX: DRT; OTC: DRTTF), a leader in industrialized construction, today announced its financial results for the three months ended March 31, 2024. All financial information in this news release is presented in U.S. dollars, unless otherwise stated.

First Quarter 2024 Highlights

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Revenue of $40.8 million in the first quarter of 2024, up 11% compared to the first quarter of 2023.
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Gross profit increased to $14.6 million or 35.9% of revenue in the first quarter of 2024 from $8.7 million or 23.7% of revenue in the first quarter of 2023.
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Net income after tax and net income margin for the first quarter of 2024 of $3.0 million and 7.5%, respectively, compared to a net loss after tax of $11.4 million and a net loss margin of 31.1% in the first quarter of 2023.
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Adjusted EBITDA(1) of $2.7 million (6.5% of revenue), compared to negative Adjusted EBITDA of $(3.5) million (-9.6% of revenue) in the first quarter of 2023.
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Liquidity, comprising unrestricted cash and available borrowings, of $47.5 million at March 31, 2024 compared to $35.0 million at December 31, 2023.
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On January 9, 2024, the Company announced the completion of a rights offering to our common shareholders and the issuance of 85,714,285 common shares at a price of C$0.35 ($0.26) per whole common share for aggregate gross proceeds of C$30.0 million ($22.4 million) (the “Rights Offering”).
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On March 22, 2024, the Company completed a substantial issuer bid and tender offer to its debenture holders (the “Issuer Bid”). The Company took up all the Debentures tendered pursuant to the Issuer Bid for aggregate consideration of C$7.0 million ($5.2 million) (comprised of C$6.9 million ($5.1 million) repayment on principal and interest of C$0.1 million ($0.1 million)), resulting in a C$3.9 million ($2.9 million) gain on extinguishment of debt, thereby reducing the principal outstanding of its debentures by C$10.5 million ($7.8 million).
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On March 22, 2024, the Board of Directors adopted a shareholder rights plan and entered into a support agreement with DIRTT's largest shareholder, 22NW Fund, LP.

(1) See “Non-GAAP Financial Measures”

Management Commentary

Benjamin Urban, chief executive officer, remarked “We are pleased that our revenue growth in 2023 has continued into 2024 during our seasonally slowest first quarter, as our clients continue to invest in DIRTT’s uniquely flexible and sustainable prefabricated interior construction solutions. We are strengthening our commercial organization and focusing on sustainable revenue growth, and we are grateful to our employees, especially our factory team, our construction partners and others in our DIRTT ecosystem for supporting us in our journey to excellence.”

Fareeha Khan, chief financial officer, added “The first quarter of 2024 marks our fourth consecutive quarter with positive Adjusted EBITDA. DIRTT’s balance sheet has been strengthened through the Rights Offering and Issuer Bid and as DIRTT previously committed, we are focused on continuing to reduce debt from DIRTT’s balance sheet. Raw material prices, particularly aluminum, are under pressure and require us to be ready to react. We continue to monitor the markets to ensure we are prepared to weather adverse macroeconomic scenarios.”

First Quarter 2024 Results

First quarter 2024 revenue was $40.8 million, an increase of 11% from the first quarter of 2023. The first quarter of 2024 benefited from higher volumes compared to the same period of 2023.

First quarter 2024 gross profit and gross profit margin were $14.6 million and 35.9%, respectively, an increase from $8.7 million and 23.7%, for the same period of 2023. First quarter 2024 Adjusted Gross Profit and Adjusted Gross Profit Margin (see “Non-GAAP Financial Measures”) were $15.5 million and 37.9%, respectively, compared to $10.5 million and 28.5% in the prior year's first quarter. The increase in gross profit margin was a result of realization of our improved product mix, improved labor efficiency and better fixed cost leverage.

Sales and marketing expenses increased by $0.4 million to $5.9 million for the three months ended March 31, 2024 from $5.5 million for the three months ended March 31, 2023. The increase was driven by a $0.5 million increase in salaries and benefits, a $0.2 million increase in commissions costs and a $0.1 million increase in professional services costs associated with recruiting efforts, offset by a $0.4 million decrease in building and office expenses.

General and administrative expenses decreased by $1.3 million to $4.6 million for the three months ended March 31, 2024 from $5.8 million for the three months ended March 31, 2023. The decrease was primarily related to a $0.4 million decrease in professional service costs (which included a $0.8 million insurance recovery and $0.5 million costs associated with the Issuer Bid), a $0.4 million decrease in salaries and benefits costs, a $0.3 million decrease in office costs and communications costs, a $0.2 million decrease in public company costs and Board of Directors fees, and a $0.1 million decrease in travel and entertainment costs. These decreases were offset by $0.2 million higher operating costs in our leased office space.

Operations support is comprised primarily of project managers, order entry and other professionals that facilitate the integration of our Construction Partner project execution and our manufacturing operations. Operations support expenses decreased by $0.2 million from $2.0 million for the three months ended March 31, 2023 to $1.8 million for the three months ended March 31, 2024. The decrease was primarily related to a $0.1 million decrease in salaries and benefits costs and a $0.1 million decrease in professional service costs.

Technology and development expenses decreased by $0.2 million to $1.3 million for the three months ended March 31, 2024, compared to $1.5 million for the three months ended March 31, 2023, primarily related to a $0.2 million decrease in salaries and benefits costs.

During the quarter, the Company incurred $0.1 million in reorganization costs, which related primarily to movement of inventory from the Rock Hill Facility.

The Company recognized a gain on extinguishment of debt of C$3.9 million ($2.9 million) following the Issuer Bid which commenced on February 15, 2024 and expired on March 22, 2024. At the expiration of the Issuer Bid, C$4.7 million ($3.5 million) aggregate principal amount of DIRTT's then issued and outstanding 6.00% convertible unsecured subordinated debentures due January 31, 2026 (the “January Debentures”) and C$5.8 million ($4.3 million) aggregate principal amount of DIRTT's then issued and outstanding 6.25% convertible unsecured subordinated debentures due December 31, 2026 (the “December Debentures”, and collectively with the January Debentures, the “Debentures”) were validly deposited and not withdrawn, representing approximately 11.66% of the January Debentures and 16.50% of the December Debentures issued and outstanding at that time. The Company took up all the Debentures tendered pursuant to the Issuer Bid for aggregate consideration of C$7.0 million ($5.2 million) (comprised of C$6.9 million ($5.1 million) repayment on principal and interest of C$0.1 million ($0.1 million)). In accordance with GAAP, it was determined that the C$6.9 million ($5.1 million) repayment on principal triggered an extinguishment of debt. The gain on extinguishment of C$3.9 million ($2.9 million) of debt was calculated as the difference between the repayment and the net carrying value of the extinguished principal less unamortized issuance costs of C$0.4 million ($0.2 million).

Net income after tax and net income margin for the quarter was $3.0 million and 7.5% compared to a $11.4 million net loss after tax and net loss margin of 31.1% for the same period of 2023. The $14.5 million increase in net income is primarily the result of $6.0 million higher gross profit margin, a $3.9 million decrease in operating expenses, which includes a $0.9 million decrease in reorganization expenses offset by a $0.5 million impairment charge related to the Rock Hill Facility closure, a $2.9 million increase in gain on extinguishment of debt, a $1.2 million increase in foreign exchange gain, a $0.5 million increase in interest income, and a $0.1 million decrease in interest expense, offset by a $0.1 million decrease in government subsidies.

Adjusted EBITDA and Adjusted EBITDA Margin (see “Non-GAAP Financial Measures”) for the quarter were $2.7 million and 6.5%, respectively, an improvement of $6.2 million from $(3.5) million loss and (9.6)% of revenue for the prior year’s first quarter. Improvements in Adjusted EBITDA for the quarter were due to the above noted reasons.

Outlook

As we continue into 2024, internal indicators and external economic indicators show a positive trajectory for the US economy. Real GDP Growth in the third and fourth quarters of 2023 was above trend. Consumer spending, employment, and construction activity continue to improve from the post-COVID period.

However, we are highly cognizant of two risks facing our business in the year ahead. Firstly, the commercial office market has yet to bottom or return to expansionary activity. As a business with a small overall market penetration, we are focused on cost control and process efficiencies to position ourselves to gain market share. Secondly, we are closely monitoring our input costs amid the likelihood that the US Federal Reserve will not return headline CPI to a 2% annualized rate. Additionally, a recent proposal by President Biden to triple tariffs on Chinese aluminum to 22.5% as well as to sanction Russian aluminum on the London Metal Exchange have created price inflation in our primary material input. If the increase in aluminum prices persists, we will have to consider the effect on our business, including consideration of increasing prices in response.

Even as we face these risks, we have positioned DIRTT over the past year to better withstand adverse economic conditions. Our gross profit margin in the first quarter of 2024 compared to the first quarter of 2023 improved from 23.7% to 35.9%. Our Adjusted Gross Profit Margins have improved from 28.5% to 37.9% year-over-year. Furthermore, our operating expenses decreased by 21% compared to the first quarter of 2023. All these efforts yielded Adjusted EBITDA Margin of 6.5% in the first quarter of 2024 compared to (9.6)% in the first quarter of 2023.

With the Rights Offering completed in the first quarter of 2024, we have improved our cash balance from $8.1 million at March 31, 2023 to $39.0 million as of March 31, 2024. We have also deleveraged our balance sheet through the Issuer Bid, pursuant to which we repurchased C$10.5 million ($7.8 million) principal amount of our Debentures in March 2024.

As we continue to ramp up into our seasonally stronger quarters, we are preparing to preserve our Adjusted Gross Profit Margins and delivering on-time and in-full to our valued customers. We will continue to invest in our commercial business and pursue opportunities and partnerships to support our revenue growth.

Conference Call and Webcast Details

A conference call and webcast for the investment community is scheduled for May 9, 2024 at 08:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Benjamin Urban, chief executive officer, and Fareeha Khan, chief financial officer.

The call is being webcast live on the Company’s website at dirtt.com/investors. Alternatively, click here to listen to the live webcast. The webcast is listen-only.

A webcast replay of the call will be available on DIRTT’s website.

Statement of Operations (Unaudited - Stated in thousands of U.S. dollars)	For the Three Months Ended March 31,
	2024	2023
Product revenue	39,039	35,476
Service revenue	1,808	1,232
Total revenue	40,847	36,708

Product cost of sales	24,992	27,423
Service cost of sales	1,207	603
Total cost of sales	26,199	28,026
Gross profit	14,648	8,682

Expenses
Sales and marketing	5,920	5,515
General and administrative	4,566	5,833
Operations support	1,775	1,990
Technology and development	1,251	1,539
Stock-based compensation	675	796
Reorganization	138	1,071
Impairment charge on Rock Hill Facility	530	-
Related party expense	-	2,056
Total operating expenses	14,855	18,800

Operating loss	(207)	(10,118)

Government subsidies	-	148
Gain on extinguishment of debt	2,931	-
Foreign exchange gain (loss)	919	(261)
Interest income	489	4
Interest expense	(1,054)	(1,207)
	3,285	(1,316)
Net income (loss) before tax	3,078	(11,434)
Income taxes
Current and deferred income tax expense	33	-
	33	-
Net income (loss) after tax	3,045	(11,434)

Net income (loss) per share
Net income (loss) per share - basic	0.02	(0.10)
Net income (loss) per share - diluted	0.01	(0.10)

Weighted average number of shares outstanding (in thousands)
Basic	183,668	111,702
Diluted	288,479	111,702

Non-GAAP Financial Measures

Our interim condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These GAAP financial statements include non-cash charges and other charges and benefits that we believe are unusual or infrequent in nature or that we believe may make comparisons to our prior or future performance difficult.

As a result, we also provide financial information in this news release that is not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. Management uses these non-GAAP financial measures in its review and evaluation of the financial performance of the Company. We believe that these non-GAAP financial measures also provide additional insight to investors and securities analysts as supplemental information to our GAAP results and as a basis to compare our financial performance period-over-period and to compare our financial performance with that of other companies. We believe that these non-GAAP financial measures facilitate comparisons of our core operating results from period to period and to other companies by removing the effects of our capital structure (net interest income on cash deposits, interest expense on outstanding debt and debt facilities, or foreign exchange movements), asset base (depreciation and amortization), tax consequences, reorganization expense, one-time non-recurring charges or gains (such as gain on extinguishment of debt), and stock-based compensation. We remove the impact of foreign exchange gain (loss) from Adjusted EBITDA. Foreign exchange gains and losses can vary significantly period-to-period due to the impact of changes in the U.S. and Canadian dollar exchange rates on foreign currency denominated monetary items on the balance sheet and are not reflective of the underlying operations of the Company. In periods where production levels are abnormally low, unallocated overheads are recognized as an expense in the period in which they are incurred. In addition, management bases certain forward-looking estimates and budgets on non-GAAP financial measures, primarily Adjusted EBITDA.

Government subsidies, depreciation and amortization, stock-based compensation expense, reorganization expense, foreign exchange gains and losses and impairment charges are excluded from our non-GAAP financial measures because management considers them to be outside of the Company’s core operating results, even though some of those receipts and expenses may recur, and because management believes that each of these items can distort the trends associated with the Company’s ongoing performance. We believe that excluding these receipts and expenses provides investors and management with greater visibility to the underlying performance of the business operations, enhances consistency and comparativeness with results in prior periods that do not, or future periods that may not, include such items, and facilitates comparison with the results of other companies in our industry.

The following non-GAAP financial measures are presented in this news release, and a description of the calculation for each measure is included.

Adjusted Gross Profit	Gross profit before deductions for depreciation and amortization
Adjusted Gross Profit Margin	Adjusted Gross Profit divided by revenue
EBITDA	Net income before interest, taxes, depreciation and amortization

Adjusted EBITDA

EBITDA adjusted to remove foreign exchange gains or losses; impairment charges; reorganization expenses; stock-based compensation expense; government subsidies; one-time non-recurring charges and gains; and any other non-core gains or losses

Adjusted EBITDA Margin	Adjusted EBITDA divided by revenue

You should carefully evaluate these non-GAAP financial measures, the adjustments included in them, and the reasons we consider them appropriate for analysis supplemental to our GAAP information. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider any of these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. You should also be aware that we may recognize income or incur expenses in the future that are the same as, or similar to, some of the adjustments in these non-GAAP financial measures. Because these non-GAAP financial measures may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation for the three months ended March 31, 2024 and 2023 of EBITDA and Adjusted EBITDA to our net income (loss) after tax, which is the most directly comparable GAAP measure for the periods presented, and of Adjusted EBITDA Margin to net income (loss) margin:

(Unaudited - Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2024	2023
	($ in thousands)
Net income (loss) after tax for the period	3,045	(11,434)
Add back (deduct):
Interest expense	1,054	1,207
Interest income	(489)	(4)
Income tax expense	33	-
Depreciation and amortization	1,534	2,675
EBITDA	5,177	(7,556)
Foreign exchange (gain) loss	(919)	261
Stock-based compensation	675	796
Government subsidies	-	(148)
Related party expense(2)	-	2,056
Reorganization expense(3)	138	1,071
Gain on extinguishment of convertible debt(3)	(2,931)	-
Impairment charge on Rock Hill Facility(3)	530	-
Adjusted EBITDA	2,670	(3,520)
Net Income (Loss) Margin(1)	7.5%	(31.1)%
Adjusted EBITDA Margin	6.5%	(9.6)%

(1) Net income (loss) after tax divided by revenue.

(2) The related party transaction is a non-recurring transaction that is not core to our business and is excluded from the Adjusted EBITDA calculation (Refer to Note 16 of the interim condensed consolidated financial statements).

(3) Reorganization expenses, the gain on extinguishment of debt and the impairment charge on the Rock Hill Facility are not core to our business and are therefore excluded from the Adjusted EBITDA calculation (Refer to Note 4 and Note 5 of the interim condensed consolidated financial statements).

The following table presents a reconciliation for the three months ended March 31, 2024 and 2023 of Adjusted Gross Profit to our gross profit and Adjusted Gross Profit Margin to gross profit margin, which is the most directly comparable GAAP measures for the periods presented:

(Unaudited - Stated in thousands of U.S. dollars)

	For the Three Months Ended March 31,
	2024	2023
	($ in thousands)
Gross profit	14,648	8,682
Gross profit margin	35.9%	23.7%
Add: Depreciation and amortization expense	844	1,783
Adjusted Gross Profit	15,492	10,465
Adjusted Gross Profit Margin	37.9%	28.5%

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” “continue,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to our expectations regarding revenues; project delivery and the timing thereof; implementation of our strategic plan, including the effects of our improved cost structure; profitable future growth; the effects of our strategic initiatives and the timing thereof; general economic conditions, including in the construction industry, and rising interest rates; our beliefs about our twelve-month forward sales and qualified leads pipeline; large projects and the timing and revenue as a result thereof; our beliefs about future revenue, Adjusted EBITDA, unrestricted cash, activity levels and the timing thereof; our beliefs about the impact of future revenue on cash flow; raw material costs and their effect on DIRTT; the continued reduction of DIRTT's debt; DIRTT's journey to excellence; our ability to weather economic conditions and invest in technology and commercial organizations; and the continued evaluation of our cost structure.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) and applicable securities commissions or similar regulatory authorities in Canada on February 21, 2024 as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on May 8, 2024.

Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT's interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION PLEASE CONTACT ir@dirtt.com